Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of D.R. Horton, Inc. of our report dated November 16, 2018 relating to the financial statements, which appears in D.R. Horton, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

July 28, 2021